Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-138636 on Form S-8 of Southern National Bancorp of Virginia, Inc. of our report dated February 12, 2010, with respect to the statement of assets acquired and liabilities assumed by SonaBank (a wholly owned subsidiary of Southern National Bancorp of Virginia, Inc.) pursuant to the Purchase and Assumption Agreement dated December 4, 2009, as amended, in this Form 8-K/A.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Louisville, Kentucky

February 16, 2010

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